Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Toro CombineCo, Inc.

(Exact Name of Registrant Specified in its Charter)

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Time	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(f)	30,910,343 shares(2)	N/A	$482,106,433.56(3)	0.00014760	$71,158.91

Fees Previously Paid	Equity	Common Stock, par value $0.001 per share	457(o)	30,436,295	N/A	$588,046,611.90(4)	0.00014760	$86,795.68

Carry Forward Securities

Carry Forward Securities	N/A

	Total Offering Amounts					$482,106,433.56(3)		$71,158.91

	Total Fees Previously Paid					$588,046,611.90		$86,795.68

	Total Fee Offsets

	Net Fee Due					$(105,940,178.34)(3)		$(15,636.77)

(1)

This registration statement relates to the registration of the maximum number of shares of common stock, par value $0.001 of the registrant (the “NewCo common stock”) estimated to be issuable by the registrant in connection with the Contribution, the Merger and the other transactions described in this registration statement (the “Registration Statement”). Terms used but not defined in this Calculation of Filing Fee Tables shall have the meaning ascribed to such term in the Registration Statement.

(2)

Represents the maximum number of shares of NewCo common stock estimated to be issuable upon consummation of the Contribution and the Merger. The number of shares of NewCo common stock being registered is equal to the sum of 30,900,343 shares of common stock of TechTarget, Inc. (“TechTarget”), par value $0.001 per share (“TechTarget common stock”), each of which shall convert into the right to receive one share of NewCo common stock upon the consummation of the Merger. The number of shares of TechTarget common stock set forth in the prior sentence is equal to the sum of (a) 29,056,043 shares of TechTarget common stock issued and outstanding as of August 28, 2024, plus (b) 1,844,300 shares of TechTarget common stock underlying TechTarget equity awards that may become exercisable or issuable prior to the consummation of the Merger. In accordance with Rule 416(a), this Registration Statement also covers an indeterminate number of additional shares of NewCo common stock as may be issuable as a result of stock splits, stock dividends or similar transactions.

(3)

Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) under the Securities Act, based on (i) the market value of the estimated maximum number of shares of NewCo common stock shareholders of TechTarget are entitled to receive upon consummation of the Merger, which is equal to the product obtained by multiplying (a) the number set forth in clause (i) of the preceding footnote, by (b) $26.92, the average of the high and low sale prices of TechTarget common stock on Nasdaq on August 28, 2024, minus (ii) $350,000,000, which is the maximum aggregate amount of cash consideration to be paid by the registrant to holders of shares of TechTarget common stock upon consummation of the Merger.

(4)

The Registrant previously paid $86,795.68 in connection with the initial filing of this registration statement with the Securities and Exchange Commission on June 27, 2024. The filing fee associated with the initial filing of this registration statement is hereby carried forward to be applied to the securities registered hereunder. The registrant is also registering an additional 1,234,859 shares of TechTarget common stock (comprised of (a) 515,409 shares of TechTarget common stock issued between May 30, 2024 and August 28, 2024 and (b) an additional 719,450 shares of TechTarget common stock underlying TechTarget equity awards that may become exercisable or issuable prior to the consummation of the Merger) on this registration statement with an aggregate initial offering price of $482,106,433.56.